Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Effective December 1, 2012, Sinclair Broadcast Group, Inc (the “Company” or “SBG”) completed the acquisition of certain broadcast assets of Newport Television LLC (“Newport”).  The acquired assets consist of certain assets of the following seven television stations in six markets: WKRC (CBS) in Cincinnati, OH; WOAI (NBC) in San Antonio, TX; WHP (CBS) in Harrisburg/Lancaster/Lebanon/York, PA; WPMI (NBC) and WJTC (IND) in Mobile, AL; KSAS (FOX) in Wichita/Hutchinson, KS; and WHAM (ABC) in Rochester, NY  (collectively, the “Newport Stations”).  The Company also acquired Newport’s rights under local marketing agreements (“LMAs”) with WLYH (CW) in Harrisburg, PA and KMTW (MNT) in Wichita, KS.   The Company paid Newport $460.5 million at closing, less a working capital adjustment of $1.0 million. The Company financed the acquisition and closing costs with a portion of the proceeds from the issuance of $500.0 million of 6.125% Senior Notes due 2022, which were issued in October 2012, plus a $41.3 million cash escrow previously paid in July 2012.

The Company’s right to acquire certain of the license assets of WPMI and WJTC in Mobile, AL was assigned to Deerfield Media, Inc. (“Deerfield”) and Deerfield acquired these assets effective December 1, 2012 for $6.0 million.  The Company’s right to acquire certain of the license assets of WHAM in Rochester, NY was assigned to Deerfield and Deerfield acquired these assets effective February 1, 2013 for $6.0 million.  Concurrent with the acquisition of WKRC in Cincinnati, OH and WOAI in San Antonio, TX from Newport, the Company sold to Deerfield the license assets of two of the Company’s existing stations located in Cincinnati, OH (WSTR MNT) and San Antonio, TX (KMYS CW) for a total of $10.7 million.  Deerfield financed these purchases with third party bank financing.  The Company has purchase option agreements with Deerfield to acquire the license assets upon FCC approval and will operate the stations pursuant to shared services and joint sales agreements with Deerfield.  The Company consolidates the license assets owned by Deerfield because the licensee companies are variable interest entities (“VIE”) and the Company is the primary beneficiary.  Prior to Deerfield acquiring the license assets of WHAM in Rochester, NY on February 1, 2013, the Company operated the station pursuant to a shared services and joint sales agreement with Newport.  The Company consolidated the license assets owned by Newport from December 1, 2012 to January 31, 2013 because the licensee company is a VIE and the Company is the primary beneficiary.

The unaudited pro forma condensed combined financial statements give effect to the Company’s acquisition of the Newport Stations, Deerfield’s acquisition of certain of the license assets of the stations as described above, and the previously completed acquisition of Freedom Broadcasting, Inc. (“Freedom”) on April 1, 2012, as well as the related acquisition financing for both transactions.  As previously reported on our Current Report on Form 8 K filed on April 4, 2012, the Company purchased eight stations in seven markets (collectively, the “Freedom Stations”) from Freedom for $385.0 million plus a working capital adjustment of $0.3 million.  The Company financed the acquisition and a portion of the closing costs with a draw under a $157.5 million incremental Term Loan A and a $192.5 million incremental Term Loan B commitment under the Company’s senior secured credit facility, plus a $38.5 million cash escrow previously paid in November 2011.

The unaudited pro forma condensed combined balance sheet is presented as if the acquisition of the Newport stations, the related acquisition of the license assets of WSTR, KMYS, WPMI, WJTC and WHAM by Deerfield and the related acquisition financing had occurred as of September 30, 2012.  The acquisition of Freedom and the related acquisition financing is already included in the Company’s consolidated condensed combined balance sheet as of September 30, 2012 as filed on our Quarterly Report on Form 10-Q for the period ended September 30, 2012.  The license assets of WSTR and KMYS were included in the Company’s consolidated balance sheet as of September 30, 2012 and therefore, the purchase of these assets by Deerfield does not have a pro forma impact on the consolidated balance sheet because the licensee companies are VIEs and the Company is the primary beneficiary, and as such, the transaction was between parties under common control. The unaudited pro forma condensed combined statements of operations are presented as if the acquisitions of Freedom and the Newport Stations, including the related license assets purchased by Deerfield and the related acquisition financing, had occurred on January 1, 2011.

The unaudited pro forma financial statements were derived from the Company’s, Newport’s and Freedom’s audited historical consolidated financial statements as adjusted for the acquisitions and the related financings.  The Company’s unaudited pro forma condensed combined financial statements and accompanying notes should be read together with our Annual Report on Form 10-K for the year ended December 31, 2011, and our Quarterly Report on Form 10-Q for the period ended September 30, 2012.  The unaudited pro forma condensed combined financial statements and accompanying notes also should be read in conjunction with the audited historical Newport Stations financial statements and the notes thereto included as Exhibit 99.1 to this Current Report on Form 8 K/A and the audited historical financial statements of Freedom and the notes thereto included as Exhibit 99.1 to the Current Report on Form 8 K/A previously filed on June 11, 2012.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the acquisitions were consummated as of January 1, 2011.

The unaudited pro forma condensed combined statements of operations do not include the effects of non-recurring income statement impacts from the acquisitions or the related financing of the acquisitions.  Additionally, the unaudited pro forma condensed combined statements of operations do not include any adjustments for expected future incremental operating income as a result of synergies, which the Company expects may be significant.

The unaudited pro forma condensed combined financial statements are based upon currently available information and assumptions and estimates which the Company believes are reasonable.  These assumptions and estimates, however, are subject to change.  The Company’s management believes that all adjustments have been made that are necessary to fairly present the pro forma information.

SINCLAIR BROADCAST GROUP, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(Unaudited) (in thousands)

	SBG Historical	Newport Historical	Pro Forma Adjustments		Total Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$44,625	$—	$—		$44,625
Account receivable, net of allowance for doubtful accounts	151,517	21,458	(21,458)	(A)	151,517
Prepaid expenses and other current assets	93,016	7,032	3,654	(A),(B)	103,702
Total current assets	289,158	28,490	(17,804)		299,844

PROPERTY AND EQUIPMENT, net	365,685	46,512	14,741	(B)	426,938
RESTRICTED CASH, less current portion	42,874	—	(41,250)	(D)	1,624
GOODWILL	908,037	70,665	100,944	(B)	1,079,646
BROADCAST LICENSES	70,639	154,490	(139,473)	(B)	85,656
DEFINITE-LIVED INTANGIBLE ASSETS, net	379,757	1,626	224,551	(B)	605,934
OTHER ASSETS	189,386	2,382	(653)	(A),(B),(C)	191,115
Total assets	$2,245,536	$304,165	$141,056		$2,690,757

LIABILITIES AND EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$6,207	$1,668	$(1,668)	(A)	$6,207
Accrued liabilities	147,334	2,748	(7,518)	(A),(B),(C)	142,564
Notes payable, capital leases and commercial bank financing	47,871	—	2,339	(C)	50,210
Other current liabilities	101,826	8,744	1,795	(B)	112,365
Total current liabilities	303,238	13,160	(5,052)		311,346

LONG-TERM LIABILITIES:
Notes payable, capital leases and commercial bank financing, less current portion	1,678,918	—	436,405	(C)	2,115,323
Deferred tax liabilities	245,277	—	—		245,277
Other long-term liabilities	70,487	3,221	(2,428)	(A),(B)	71,280
Total liabilities	2,297,920	16,381	428,925		2,743,226

PARENT COMPANY STOCKHOLDERS’ EQUITY
Class A Common Stock	523	—	—		523
Class B Common Stock	289	—	—		289
Additional paid-in capital	622,133	—	—		622,133
(Accumulated deficit) retained earnings	(680,092)	287,784	(288,069)	(A),(D)	(680,377)
Accumulated other comprehensive loss	(4,602)	—	—		(4,602)
Total Parent Company stockholders’ (deficit) equity	(61,749)	287,784	(288,069)		(62,034)
Noncontrolling interest	9,365	—	200	(E)	9,565
Total (deficit) equity	(52,384)	287,784	(287,869)		(52,469)
Total liabilities and stockholders’ equity	$2,245,536	$304,165	$141,056		$2,690,757

See the accompanying notes to the unaudited pro forma condensed combined financial statements.

SINCLAIR BROADCAST GROUP, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

(Unaudited) (in thousands)

	SBG Historical	Newport Historical	Newport Pro Forma Adjustments		Freedom Historical	Freedom Pro Forma Adjustments		Total Pro Forma
REVENUES:
Station broadcast revenues, net of agency commissions	$648,002	$116,602	$—		$87,006	$(5,206)	(F),(H)	$846,404
Revenues realized from station barter arrangements	72,773	5,050	—		2,806	(146)	(F)	80,483
Other operating divisions revenues	44,513	—	—		—	—		44,513
Net revenues	765,288	121,652	—		89,812	(5,352)		971,400

OPERATING EXPENSES:
Station production expenses	178,612	33,486	—		27,043	(3,781)	(F),(H)	235,360
Station selling, general and administrative expenses	123,938	31,865	—		19,296	(836)	(F)	174,263
Expenses recognized from station barter arrangements	65,742	4,932	—		2,806	(140)	(F)	73,340
Amortization of program contract costs and net realizable value adjustments	52,079	7,830	(1,148)	(G)	5,476	(900)	(G)	63,337
Other operating divisions expenses	39,486	—	—		—	—		39,486
Depreciation of property and equipment	32,874	6,864	6,154	(G)	5,807	4,453	(G)	56,152
Corporate general and administrative expenses	28,310	4,457	—		1,730	(295)	(I)	34,202
Amortization of definite-lived intangible assets	18,229	389	15,968	(G)	4,572	4,876	(G)	44,034
Impairment of goodwill, intangible and other assets	398	—	—		—	—		398
Total operating expenses	539,668	89,823	20,974		66,730	3,377		720,572
Operating income (loss)	225,620	31,829	(20,974)		23,082	(8,729)		250,828
OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(106,128)	—	(26,984)	(J)	—	(11,250)	(J)	(144,362)
Other income (expense)	1,881	(261)	—		(375)	—		1,245
Total other expense	(104,247)	(261)	(26,984)		(375)	(11,250)		(143,117)
Income (loss) before (provision) benefit for income taxes	121,373	31,568	(47,958)		22,707	(19,979)		107,711
BENEFIT (PROVISION) FOR INCOME TAX	(44,785)	(428)	6,437	(K)	(9,044)	8,044	(K)	(39,776)
Net income (loss) from continuing operations	76,588	31,140	(41,521)		13,663	(11,935)		67,935
Net income attributable to the noncontrolling interest	(379)	—	(150)	(L)	—	—		(529)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$76,209	$31,140	$(41,671)		$13,663	$(11,935)		$67,406
Basic earnings per share from continuing operations	$0.95							$0.84
Diluted earnings per share from continuing operations	$0.95							$0.84
Weighted average common chares outstanding	80,217							80,217
Weighted average common and common equivalent shares outstanding	80,532							80,532

See the accompanying notes to the unaudited pro forma condensed combined financial statements

SINCLAIR BROADCAST GROUP, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(Unaudited) (in thousands)

	Nine months Ended September 30, 2012		Newport		Three months ended March 31, 2012	Freedom
	SBG Historical	Newport Historical	Pro Forma Adjustments		Freedom Historical	Pro Forma Adjustments		Total Pro Forma
REVENUES:
Station broadcast revenues, net of agency commissions	$637,553	$98,203	$—		$23,075	$(8,774)	(F),(H)	$750,057
Revenues realized from station barter arrangements	60,655	3,574	—		196	(29)	(F)	64,396
Other operating divisions revenues	38,609	—	—		—	—		38,609
Net revenues	736,817	101,777	—		23,271	(8,803)		853,062

OPERATING EXPENSES:
Station production expenses	185,247	25,543	—		6,580	(8,442)	(F),(H)	208,928
Station selling, general and administrative expenses	121,776	25,416	—		5,160	(241)	(F)	152,111
Expenses recognized from station barter arrangements	55,645	3,416	—		214	(29)	(F)	59,246
Amortization of program contract costs and net realizable value adjustments	44,197	5,587	(745)	(G)	1,200	79	(G)	50,318
Other operating divisions expenses	33,165	—	—		—	—		33,165
Depreciation of property and equipment	34,684	5,258	2,064	(G)	1,452	(1,495)	(G)	41,963
Corporate general and administrative expenses	25,166	5,108	(330)	(I)	251	(205)	(I)	29,990
Amortization of definite-lived intangible assets	26,694	292	11,976	(G)	1,143	1,219	(G)	41,324
Total operating expenses	526,574	70,620	12,965		16,000	(9,114)		617,045
Operating income (loss)	210,243	31,157	(12,965)		7,271	311		236,017
OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(92,001)	—	(20,224)	(J)	—	(2,826)	(J)	(115,051)
Other income (expense)	9,741	(691)	—		62	335		9,447
Total other expense	(82,260)	(691)	(20,224)		62	(2,491)		(105,604)
Income (loss) before (provision) benefit for income taxes	127,983	30,466	(33,189)		7,333	(2,180)		130,413
BENEFIT (PROVISION) FOR INCOME TAX	(42,211)	(1,012)	1,998	(K)	(2,942)	1,077	(K)	(43,090)
Net income (loss) from continuing operations	85,772	29,454	(31,191)		4,391	(1,103)		87,323
Net (income) loss attributable to the noncontrolling interest	106	—	(113)	(L)	—	—		(7)
NET INCOME (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$85,878	$29,454	$(31,304)		$4,391	$(1,103)		$87,316
Basic earnings per share from continuing operations	$1.06							$1.08
Diluted earnings per share from continuing operations	$1.06							$1.08
Weighted average common shares outstanding	80,990							80,990
Weighted average common and common equivalent shares outstanding	81,267							81,267

See the accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1)   BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined financial statements and explanatory notes give effect to the acquisitions of the Newport Stations, the related license assets by Deerfield and the Freedom stations by the Company (collectively, the “Acquisitions”) and the related acquisition financing of such Acquisitions.  The unaudited pro forma condensed combined balance sheet is presented as if the acquisition of the Newport Stations and the related license assets by Deerfield occurred as of September 30, 2012.  The acquisition of Freedom and the related acquisition financing is already included in the Company’s consolidated balance sheet as of September 30, 2012 as filed on our Quarterly Report on Form 10-Q for the period ended September 30, 2012 and therefore, no pro forma adjustments are required for Freedom in the unaudited pro forma condensed combined balance sheet.  The license assets of WSTR and KMYS were included in the Company’s consolidated balance sheet as of September 30, 2012 and therefore, the purchase of these assets by Deerfield does not have a pro forma impact on the consolidated balance sheet because the licensee companies are VIEs and the Company is the primary beneficiary. The unaudited pro forma condensed combined statements of operations are presented as if the Acquisitions occurred on January 1, 2011.

The Acquisitions have been accounted for under the acquisition method of accounting which requires the total purchase price to be allocated to the assets acquired and liabilities assumed based on their estimated fair values.  The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of the Company, Newport and Freedom after giving effect to the Acquisitions, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.  The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the acquisition was consummated as of January 1, 2011.  This information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements, the historical consolidated financial statements and accompanying notes of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, the historical consolidated financial statements and accompanying notes of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012, the financial statements of the Newport Stations included as Exhibit 99.1 to this Current Report on Form 8-K/A and the financial statements of Freedom included as Exhibit 99.1 to the Current Report on Form 8-K/A filed on June 11, 2012.

Certain reclassifications have been made to the historical presentation of the Newport and Freedom financial statements to conform to the presentation used in the Company’s condensed consolidated financial statements and the unaudited pro forma financial information.

(2)   PRELIMINARY PURCHASE PRICE ALLOCATION

The following table summarizes the preliminary purchase price for the Newport acquisition (including the license assets purchased by Deerfield from Newport) and the final purchase price for the Freedom acquisition (in thousands):

	Newport	Freedom

Aggregate cash purchase price for the acquisition	$472,700	$385,000
Estimated net working capital adjustment	(973)	283
Total estimated purchase price	$471,727	$385,283

The purchase price above for Newport is preliminary and is subject to adjustment based upon the difference between the estimated net working capital to be transferred and the actual amount of net working capital transferred on the date of closing. The initial purchase price has been allocated to the acquired assets and assumed liabilities based on estimated fair values. The purchase price allocation is preliminary pending a final determination of the fair values of the assets and liabilities. The initial allocated fair value of acquired assets and assumed liabilities is summarized as follows (in thousands):

	Newport	Freedom

Prepaid expenses and other current assets	$1,377	$373
Current portion of program contract costs	9,309	3,520
Property and equipment	61,253	54,109
Broadcast licenses	15,017	10,424
Definite-lived intangible assets	226,177	132,475
Other assets	994	278
Accrued liabilities	(3,470)	(589)
Current portion of program contracts payable	(10,539)	(3,404)
Fair value of identifiable net assets acquired	300,118	197,186
Goodwill	171,609	188,097
Total	$471,727	$385,283

The preliminary allocation for Newport and Freedom presented above is based upon management’s estimate of the fair values using valuation techniques including income, cost and market approaches.  In estimating the fair value of the acquired assets and assumed liabilities, the fair value estimates are based on, but not limited to, expected future revenue and cash flows, expected future growth rates, and estimated discount rates.  These purchase price allocations are based upon all information available to us at the present time and are subject to change based on revisions to management’s estimates for the final determination of fair values, and such changes could be material. The amount allocated to definite-lived intangible assets represents the estimated fair values of network affiliations of $167.7 million and $93.1 million, the decaying advertiser base of $21.7 million and $23.4 million, and other intangible assets of $36.8 million and $16.0 million, for Newport and Freedom, respectively.  These intangible assets will be amortized over the estimated remaining useful lives of 15 years for network affiliations, 10 years for the decaying advertiser base and a weighted average life of 14 years for the other intangible assets for both the Newport and Freedom stations.  Acquired property and equipment will be depreciated on a straight-line basis over the respective estimated remaining useful lives.  Goodwill is calculated as the excess of the consideration transferred over the fair value of the identifiable net assets acquired and represents the future economic benefits expected to arise from other intangible assets acquired that do not qualify for separate recognition, including assembled workforce and noncontractual relationships, as well as expected future synergies.  The Company expects that goodwill will be deductible for tax purposes.

(3)   PRO FORMA ADJUSTMENTS

The unaudited pro forma condensed combined financial statements reflecting the Newport Acquisition include the adjustments attributed to the acquisition of the Newport Stations and additional borrowings used to finance the Acquisition including the issuance of $500.0 million of 6.125% Senior Notes due 2022 (“the Notes”), which were issued in October 2012.  The unaudited pro forma condensed combined financial statements include approximately $415.3 million of the Notes which were used to fund the Newport Acquisition and financing fees related to the Notes, along with a $41.3 million cash escrow previously paid in July 2012.

The unaudited pro forma condensed combined financial statements reflecting the acquisition of the license assets by Deerfield include $23.4 million of third party bank financing used to finance the acquisition.

The unaudited pro forma condensed combined statements of operations reflecting the Freedom acquisition include the adjustments attributed to the acquisition of the Freedom Stations and additional borrowings used to finance the Acquisition which consisted of $157.5 million of incremental Term Loan A and $192.5 million of incremental Term Loan B.

The unaudited pro forma condensed combined statements of operations do not include any costs that may result from acquisition and integration activities.  The unaudited pro forma condensed combined financial statements do not include any adjustments for expected future incremental operating income as a result of synergies, which the Company expects may be significant.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

The pro forma adjustments in the unaudited pro forma combined balance sheet related to the acquisition of the Newport Stations, the license assets acquired by Deerfield and the related acquisition financing incurred as of September 30, 2012 are as follows:

(A)             The Company purchased only certain assets and assumed only certain liabilities of the Newport Stations as defined in the acquisition agreement. The Company did not purchase the working capital, including cash and cash equivalents, of the Newport Stations that existed prior to December 1, 2012, except for certain prepaid, other assets and accrued expenses, totaling $1.0 million which are included within the purchase price allocation in Note 2.  The pro forma adjustments eliminate the excluded asset and liability balances at their historical amounts from the audited financial statements of Newport.

(B)             The assets acquired and liabilities assumed of the Newport Stations including the license assets purchased by Deerfield and consolidated by the Company have been adjusted to their estimated fair values as of the acquisition date, as reflected in the purchase price allocation in Note 2.

(C)             The pro forma adjustments reflect the acquisition financing including $415.3 million of the Notes issued in October 2012 by the Company and $23.4 million of third party financing obtained by Deerfield to purchase the license assets of WSTR, KMYS, WPMI, WJTC and WHAM, of which $2.3 million is classified as current as of September 30, 2012.  The proceeds from these financings plus $41.3 million of cash held in escrow less the total fees related to these financings was used to purchase certain assets of the Newport stations and license assets held by Deerfield. Total fees related to the portion of the Notes used for the acquisition which were included in accrued expenses and deferred financing costs in the Company’s balance sheet as of September 30, 2012 were $7.5 million.  Total fees related to the financing of Deerfield’s purchase of the license assets of WSTR, KMYS, WPMI, WJTC and WHAM were approximately $0.7 million and were paid in the fourth quarter of 2012.

(D)             The pro forma adjustments reflect $471.8 million of cash which would have been paid at closing if the acquisition occurred on September 30, 2012, which includes $41.3 million of cash held in escrow and recorded as restricted cash on the balance sheet.  The cash paid represents the purchase price of $460.5 million plus the $12.0 million paid by Deerfield for the license assets of WPMI, WJTC, and WHAM, less the working capital adjustment of $1.0 million.  In connection with the Newport acquisition, the Company incurred a total of $0.6 million of costs primarily related to legal and other professional services, which were expensed as incurred.  Included in the Company’s consolidated balance sheet as of September 30, 2012 were acquisition costs incurred of $0.3 million.  An additional $0.3 million of these costs were incurred after September 30, 2012 and are included in the pro forma retained earnings amount in the unaudited pro forma condensed combined balance sheet.

(E)              The license assets of WLYH in Harrisburg are owned by a third party licensee and are operated by the Company under an LMA.  The Company consolidates these assets because the licensee company is a variable interest entity and the Company is the primary beneficiary.  The amount recorded in noncontrolling interest equity relates to our purchase option to buy these license assets which is a fixed price of $0.2 million.  The fair value of these license assets are included in the purchase price allocation for Newport.

ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

The pro forma adjustments in the unaudited pro forma condensed combined statements of operations related to the Newport acquisition and Freedom acquisition and the related acquisition financing as of January 1, 2011 are as follows:

(F)               The pro forma adjustments include the reclassification of the results of operations of WLAJ in Lansing, MI which was purchased from Freedom in April 2012 and the Company plans to sell in first quarter of 2013.  The Company classified the station as held for sale in the consolidated balance sheet as of September 30, 2012.  The Company has recorded pro forma adjustments to the unaudited pro forma condensed combined statements of operations to exclude the results of operations of WLAJ from continuing operations as they are included in Freedom’s historical results for the year ended December 31, 2011.  These adjustments totaled $3.2 million, $0.1 million, $1.3 million, $0.8 million and $0.1 million reclassified from station broadcast revenues, revenues realized from barter arrangements, station production expenses, station selling, general and administrative expenses, and expenses recognized from station barter arrangements, respectively for the year ended December 31, 2011.  The Company has recorded the actual results of operations of WLAJ as discontinued operations for the period from April 1, 2012 to September 30, 2012 in SBG’s historical condensed combined statement of operations for the nine months ended September 30, 2012.  The Company has recorded pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2012 to exclude the results of operations of WLAJ from continuing operations that were included in Freedom’s historical results for the three months ended March 31, 2012.  These adjustments totaled $1.0 million, $0.03 million, $0.6 million, $0.2 million and $0.03 million reclassified from station broadcast revenues, revenues realized from barter arrangements, station production expenses, station selling, general and administrative expenses, and expenses recognized from station barter arrangements, respectively, for the three months ended March 31, 2012.

(G)             The pro forma adjustments include the difference in amortization of program contract costs, depreciation of property and equipment and amortization of definite-lived intangible assets related to the fair value step-up of these acquired assets and conforming these amounts to the Company’s accounting policies for recognizing amortization of program contract costs, depreciation of property and equipment and amortization of definite-lived intangible assets.  The total pro forma amortization of program contract costs, depreciation of property and equipment and amortization of definite-lived intangible assets for the year ended December 31, 2011 is $6.7 million, $13.1 million and $16.4 million, respectively, for the Newport Stations and $4.6 million, $10.3 million and $9.5 million, respectively, for the Freedom Stations excluding amounts related to WLAJ.  The total pro forma amortization of program contract costs, depreciation of property and equipment and amortization of definite-lived intangible assets for the nine months ended September 30, 2012 is $4.8 million, $7.4 million and $12.3 million, respectively, for the Newport Stations and $3.5 million, $5.1 million and $7.0 million, respectively, for the Freedom Stations excluding amounts related to WLAJ.  Included in the pro forma adjustments for Freedom for the nine months ended September 30, 2012 is the reversal of actual amortization of program contract costs, depreciation of property and equipment and amortization of definite-lived intangible assets for the period from April 2012 to September 2012 which are included in SBG’s historical condensed combined statement of operations.  These amounts total $2.2 million, $5.1 million and $4.7 million, respectively, for the nine months ended September 30, 2012.

Certain property and equipment which has been stepped-up to fair value is being depreciated over a relatively short-period of time and, therefore, the depreciation expense related to the property and equipment of the Newport Stations and

Freedom Stations will be higher in the first few years after the Acquisitions than over the long term.  The pro forma depreciation adjustment related to these assets has a significant effect on the pro forma unaudited net income for the year ended December 31, 2011 and nine months ended September 30, 2012, and is not necessarily indicative of the long-term future results of operations of the combined entities.

(H)            The pro forma adjustments include the elimination of certain intercompany amounts between the Freedom Stations and the Company’s results for the year ended December 31, 2011 and nine months ended September 30, 2012.  These adjustments include revenues from the LMA, which was in effect from December 1, 2011 through March 31, 2012 prior to the acquisition, of $2.0 million and $7.8 million and expenses of $2.0 million and $7.8 million recorded in the Company’s results for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively.  An additional $0.5 million in expenses related to the LMA, which were reflected in the Freedom statement of operations for the year ended December 31, 2011 was also eliminated.

(I)                 The pro forma adjustments include the reversal of certain acquisition-related costs reflected in the historical financial statements for the year ended December 31, 2011 and nine months ended September 30, 2012 that are directly related to the acquisition and are non-recurring in nature.  The total of these costs related to the Freedom acquisition was $0.3 million and $0.2 million for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively.  The total of these costs related to the Newport acquisition was $0.3 million for the nine months ended September 30, 2012.  The Company did not incur any acquisition costs related to the Newport acquisition during the year ended December 31, 2011.

(J)                 The Newport pro forma adjustments include additional cash interest expense of $26.1 million and $19.5 million for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively, related to the $415.3 million of 6.125% Senior Notes and $23.4 million of third party financing borrowed by Deerfield for the purchase of the license assets.  The additional cash interest expense was calculated based on the interest rates in effect during the pro forma period presented.  The additional interest expense resulting from the amortization of additional deferred financing costs related to these borrowings totaled $0.9 million and $0.7 million for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively.

The Freedom pro forma adjustments include additional cash interest expense of $12.3 million and $2.7 million for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively, related to the $157.5 million draw under the incremental Term Loan A commitment and $192.5 million draw under the incremental Term Loan B commitment.  The additional cash interest expense was calculated based on the interest rates in effect during the pro forma period presented.  The additional interest expense resulting from the amortization of additional deferred financing costs and debt discount related to these borrowings totaled $1.6 million and $0.1 million for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively.  Additionally, for the year ended December 31, 2011, the pro forma adjustments also reflect the reversal of non-recurring financing fees associated with the Freedom acquisition financing which totaled $2.6 million.

The weighted average interest rates applied to the incremental Term Loan A and incremental Term Loan B, and Deerfield debt were 2.5%, 4.4% and 2.8%, respectively, for the pro forma year ended December 31, 2011, and 2.5%, 4.0% and 3.0%, respectively, for the pro forma nine months ended September 30, 2012.  A one-eighth percent increase or decrease in interest rates, related to the variable rate debt, would have increased or decreased cash interest expense by $0.5 million and $0.3 million for the year ended December 31, 2011 and nine months ended September 30, 2012, respectively.

(K)            The Company applied the statutory tax rate in effect for the year ended December 31, 2011 and nine months ended September 30, 2012 of 36.7% and 36.2%, respectively, to the pro forma adjustments.  The pro forma provision for income taxes does not necessarily reflect the amounts that would have resulted had the Newport Stations, Freedom Stations and the Company filed consolidated returns for the periods presented.

(L)              The pro forma adjustments to net income attributable to the noncontrolling interests reflects the amounts due to the third party licensees under the LMA mentioned above related to WLYH (Harrisburg), and the shared services and joint sales agreements with Deerfield for WSTR (Cincinnati), KMYS (San Antonio), WHAM (Rochester), and WPMI and WJTC (Mobile) as if these arrangements were in place during the year ended December 31, 2011 and nine months ended September 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

	By:	/s/ David R. Bochenek

	Name:	David R. Bochenek
	Title:	Vice President/Chief Accounting Officer

Dated: February 15, 2013